UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) February 25, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2015, the Board of Directors (the “Board”) of Entergy Corporation (the Company”) elected Patrick J. Condon and Karen A. Puckett to the Board, effective March 3, 2015. Mr. Condon and Ms. Puckett were elected to serve until the 2015 Annual Meeting of Shareholders (“Annual Meeting”) and will be included among the nominees for election by the shareholders at that meeting. The Board has also determined that Mr. Condon and Ms. Puckett qualify as independent directors under the New York Stock Exchange rules and the Company's corporate governance guidelines. In connection with the election of Mr. Condon and Ms. Puckett, the Board of Directors increased the size of the Board to 13 members, also effective March 3, 2015.

Mr. Condon retired in 2011 from Deloitte & Touche LLP (“Deloitte”), where he was a client service partner providing audit and consulting services to clients from 2002 until his retirement. From 1970 to 2002, Mr. Condon served in various roles at Arthur Andersen LLP, where he also provided consulting and audit services to clients. Mr. Condon is a member of the Board of Directors, Chair of the Audit Committee and member of the Nominating and Corporate Governance Committee of Cloud Peak Energy, Inc., a leading coal producer, and a Director and Chair of the Audit Committee of Roundy’s, Inc. a Midwest grocery store chain.

Ms. Puckett serves as President-Global Markets of CenturyLink, Inc., where she leads revenue-generating initiatives for CenturyLink in the United States and worldwide.  Ms. Puckett has been at the forefront of CenturyLink’s transformation from a local telephone exchange company to an industry leader in advanced communications services. She has been instrumental in CenturyLink’s ability to thrive in the new arenas of cloud data hosting and managed services while maintaining its focus on operational excellence and financial strength.   Ms. Puckett is a member of the Board of Directors and Compensation Committee of Harte-Hanks, Inc., a marketing services organization headquartered in San Antonio, Texas.

There are no arrangements or understandings between Mr. Condon or Ms. Puckett and any other person pursuant to which they were elected as directors of the Company. In connection with their appointment and service to the Board, Mr. Condon and Ms. Puckett will be entitled to receive the same compensation as all other non-employee directors of the Company, as disclosed in the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 18, 2014, including receiving a pro rata portion of this compensation through the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown______________
Marcus V. Brown Executive Vice President and General Counsel

Dated: March 3, 2015